         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Rising Dividends Fund:

We consent to the incorporation by reference in this Registration
Statement of Oppenheimer Rising Dividends Fund on Form N-14 of our
report dated December 13, 2007, appearing in the Combined Prospectus and
Proxy Statement and in the Statement of Additional Information, which are part of such Registration Statement.

                                 /s/ KPMG LLP
                                 KPMG LLP

Denver, Colorado
July 25, 2008